 As filed with the Securities and Exchange Commission on November 1, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Coterra Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3072771 (I.R.S. Employer Identification Number)
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
(281) 589-4600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam M. Vela
Senior Vice President and General Counsel
Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
(281) 589-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Clinton W. Rancher
Eileen S. Boyce
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Coterra Energy Inc.
Common Stock
Preferred Stock
Rights
Debt Securities
Warrants
Depositary Shares
Purchase Contracts
Purchase Units
Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis.
This prospectus provides you with a general description of these securities and the general manner in which we will offer and sell the securities. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CTRA.”

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 3 herein and in any applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 1, 2024

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using an “automatic shelf” registration process. Under this process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein under the heading “Where You Can Find More Information.”
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Coterra,” the “Company,” “we,” “us,” or “our” relate to Coterra Energy Inc. and include our subsidiaries. In the “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Depositary Shares,” “Description of Stock Purchase Contracts and Purchase Units” and “Description of Units” sections of this prospectus, however, references to “Company,” “we,” “us,” or “our” relate only to Coterra Energy Inc. and do not include any of our subsidiaries.
We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus and any written communication prepared by us or on our behalf. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus constitutes an offer to sell only under circumstances and in jurisdictions where it is lawful to do so.

ABOUT COTERRA ENERGY INC.
We are an independent oil and gas company engaged in the development, exploration and production of oil, natural gas and natural gas liquids. Our assets are concentrated in areas with known hydrocarbon resources that are conducive to multi-well, repeatable development programs. Our common stock is listed on the NYSE under the symbol “CTRA.” Our principal executive office is located at Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024, and our telephone number at that address is (281) 589-4600. For further discussion of the material elements of our business, please refer to our most recent Annual Report on Form 10-K and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, you should consider the risks described under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequently filed periodic and current reports that are incorporated by reference into this prospectus, and those risk factors that may be included in any applicable prospectus supplement. These risks are not the only risks that we face. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the statements incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included in this prospectus or incorporated by reference herein, are forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding future financial and operating performance and results, strategic pursuits and goals, market prices, future hedging and risk management activities, timing and amount of capital expenditures and other statements that are not historical facts contained in this prospectus or incorporated by reference herein. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “forecast,” “target,” “predict,” “potential,” “possible,” “may,” “should,” “could,” “would,” “will,” “strategy,” “outlook” and similar expressions are also intended to identify forward-looking statements. We can provide no assurance that the forward-looking statements contained in this prospectus or incorporated by reference herein will occur as expected, and actual results may differ materially from those included in this prospectus or incorporated by reference herein. Forward-looking statements are based on current expectations and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those included in this prospectus or incorporated by reference herein. These risks and uncertainties include, without limitation, the availability of cash on hand and other sources of liquidity to fund our capital expenditures, actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other exporting nations, market factors, market prices (including geographic basis differentials) of oil and natural gas, impacts of inflation, labor shortages and economic disruption, geopolitical disruptions such as the war in Ukraine or the conflict in the Middle East or further escalation thereof, results of future drilling and marketing activities, future production and costs, legislative and regulatory initiatives, electronic, cyber or physical security breaches, the impact of public health crises, including pandemics (such as the coronavirus pandemic) and epidemics and any related company or governmental policies or actions, and other factors detailed herein and in our other SEC filings. Additional important risks, uncertainties and other factors are described in “Risk Factors” in Part I. Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in other reports we file from time to time with the SEC that are incorporated by reference herein.
We caution you not to place undue reliance on the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management as of the date they are made, and other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements, all of which are expressly qualified by the statements in or incorporated into this section, or provide reasons why actual results may differ. All forward-looking statements, expressed or implied, included in this prospectus, including the information incorporated by reference herein, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business. Please see “Where You Can Find More Information.”

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we anticipate using any net proceeds we receive from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:
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working capital;

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capital expenditures;

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acquisitions; and

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the repayment, refinancing, redemption or repurchase of indebtedness or other securities.

Pending any specific application, we may initially invest any net proceeds we receive in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK
Set forth below is a description of the material terms of our capital stock. The following description is only a summary. This summary does not purport to be complete, or to give full effect to, the provisions of statutory or common laws, and is subject to, and is qualified in its entirety by reference to, the terms and detailed provisions of our amended and restated certificate of incorporation (including any certificate of designation) and our amended and restated bylaws. We urge you to read these documents. Please read “Where You Can Find More Information.”
Authorized Capital Stock
At October 29, 2024, our authorized capital consisted of:
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1,800,000,000 shares of common stock, par value $0.10 per share, of which approximately 736,613,020 were outstanding, and

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5,000,000 shares of preferred stock, par value $0.10 per share, issuable in series, of which no shares were issued and outstanding.

Common Stock
Holders of common stock may receive dividends if and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations to holders of any preferred stock and covenants contained in debt agreements.
Holders of common stock are entitled to one vote per share on matters submitted to them. Cumulative voting of shares is prohibited, meaning that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.
Our common stock has no preemptive rights and is not convertible, redeemable or assessable, or entitled to the benefits of any sinking fund.
If we liquidate or dissolve our business, the holders of common stock will share ratably in all assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions.
All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable. In October 2021, in connection with a merger involving Cimarex, we effectively assumed the obligations associated with the Cimarex Preferred Stock. Each holder of Cimarex Preferred Stock has the right at any time, at its option, to convert any or all of such holder’s shares of Cimarex Preferred Stock at an initial conversion rate of 34.1008 fully paid and nonassessable shares of our common stock and $471.3975 in cash per share of Cimarex Preferred Stock. The initial conversion rate of 34.1008 fully paid and nonassessable shares of our common stock adjusts upon the occurrence of certain events, including the payment of cash dividends to our common stockholders, and is 41.53769 as of August 15, 2024.
Additionally, beginning on and continuing after October 15, 2021, Cimarex has the right, at its option, if the closing sale price of our common stock meets certain criteria, to elect to cause all, and not part, of the outstanding shares of Cimarex Preferred Stock to be converted into that number of shares of our common stock for each eligible share of Cimarex Preferred Stock equal to the conversion rate in effect on the mandatory conversion date as such conversion rate is determined pursuant to the Certificate of Designations for the Cimarex Preferred Stock and $471.3975 in cash per share of Cimarex Preferred Stock.
Our common stock is listed on the NYSE and trades under the symbol “CTRA.”
Preferred Stock
The preferred stock may be issued in one or more series. Our board of directors may establish attributes of any series, including, without limitation, the designation and number of shares in the series, dividend rates (cumulative or noncumulative), conversion rights, redemption rights, voting rights, and any other rights and qualifications, preferences and limitations or restrictions on shares of a series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without any vote or action by the stockholders and may adversely affect the voting and other rights of the holders of shares of common stock. The specific terms of a particular series of preferred stock will be described in a certificate of designation relating to that series.
This summary of the undesignated preferred stock discusses terms and conditions that we expect may apply to any series of the preferred stock that may be offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.
We expect the prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus to include some or all of the following terms:
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the designation of the series of preferred stock;

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the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the circumstances in which dividends shall be cumulative;

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the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

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the redemption rights and price or prices, if any, for the shares of preferred stock;

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the terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

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any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

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any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our restated certificate of incorporation;

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whether the shares of preferred stock will be convertible into shares of our common stock or any other class of our capital stock, and, if convertible, the conversion price or prices, and any adjustment or other terms and conditions upon which the conversion shall be made;

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any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our restated certificate of incorporation;

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any listing of the preferred stock on any securities exchange; and

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if appropriate, a discussion of material United States federal income tax considerations.

Subject to our amended and restated certificate of incorporation and to any limitations imposed by any then outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as our board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.
Limitation on Directors’ and Officers’ Liability and Certain Indemnification Obligations
Delaware law allows corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of directors’ and officer’s fiduciary duty of care. Our amended and restated certificate of incorporation limits the liability of our directors and officers to the fullest extent permitted by this law. Specifically, our directors and officers will not be personally liable for monetary damages for any breach of their fiduciary duty, except for liability:
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for any breach of their duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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for any transaction from which the director or officer derived an improper personal benefit;

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solely with respect to our directors, under provisions relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; and

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solely with respect to our officers, for any action by or in the right of Coterra.

These limitations may have the effect of reducing the likelihood of derivative litigation against our directors and officers, and may discourage or deter a lawsuit for breach of their duty of care being brought by stockholders (and, solely with regard to directors, by management), even though such an action, if successful, might otherwise have benefited our stockholders.
Additionally, our amended and restated bylaws provide indemnification to our directors and officers and other specified persons with respect to their conduct in various capacities, and we have entered into agreements with each of our directors and executive officers that indemnify them to the fullest extent permitted by Delaware law.
Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law
Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws and Delaware law could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.
Advance Notice for Stockholder Proposals and Director Nominations
Our amended and restated bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our board of directors. Generally, the advance notice provisions provide that the stockholder must give written notice to our Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, except that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting (or, if less than 100 days’ prior notice or public announcement of the scheduled meeting date is given or made, then the 10th day following the earlier of the day on which the notice of such meeting was mailed to our stockholders or the day on which such public announcement was made). The notice must set forth specific information regarding that stockholder and that business or director nominee, as well as certain representations of the applicable stockholder (or beneficial owner), each as described in our amended and restated bylaws.
Proxy Access
Our amended and restated bylaws permit a stockholder, or a group of up to 20 stockholders (with a group of any two or more funds that are under common management and investment control constituting a single stockholder), owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to 20% of our board of directors (or, if such amount is not a whole number, the closest whole number below 20%), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the amended and restated bylaws and subject to the other terms and conditions set forth in the amended and restated bylaws.
Vacancies on the Board of Directors
Our amended and restated bylaws provide that vacancies on the board of directors arising through death, resignation, retirement or removal shall be filled only by a majority of the directors then in office whether or not the remaining directors constitute a quorum.

Stockholder Action by Written Consent
Our amended and restated bylaws permit stockholders to act by written consent without a meeting. Any stockholder of record seeking to have the stockholders act by written consent must by written notice request our board of directors fix a record date, which must be fixed promptly (but in all events within 10 days) after the date on which such request is received.
Special Meetings of Stockholders
Our amended and restated bylaws provide that special meetings of stockholders may be called at any time only by our chairman, our chief executive officer, our president or our board of directors. The only business that may be conducted at a special meeting of stockholders is that business specified in the notice of the meeting.
Delaware Anti-Takeover Statute
As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless either:
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before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

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upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

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after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholder meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.
Exclusive Forum for Adjudication of Disputes
Our amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent of ours to us or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (3) any action asserting a claim arising pursuant to any provision of the DGCL or our amended and restated bylaws or amended and restated certificate of incorporation (as either may be amended from time to time) or (4) any action asserting a claim governed by the internal affairs doctrine or asserting an “internal corporate claim” (as that term is defined in Section 115 of the DGCL) . In addition, unless we consent in writing to the selection of an alternative forum, the Federal District Courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe these provisions are beneficial by providing increased consistency in the application of Delaware law or U.S. securities laws in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers or against us. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of and have consented to the provisions of our amended and restated bylaws related to choice of forum. The enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated bylaws is inapplicable or unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Equiniti Trust Company.

DESCRIPTION OF RIGHTS
We may issue rights to purchase any combination of common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering.
The rights will be issued under rights agreements to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates representing the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. You should read the particular terms of the rights, which will be described in more detail in any applicable prospectus supplement. The particular terms of any rights offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.
Any applicable prospectus supplement will describe the terms of rights we offer, the rights agreement relating to the rights and the certificates representing the rights, including the following:
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the title of the rights and the aggregate number outstanding;

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the date of determining the stockholders entitled to the rights distribution;

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the number of rights issued or to be issued to each stockholder;

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the exercise price payable for each share of common stock, preferred stock or other securities upon the exercise of the rights;

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the number and terms of the shares of common stock, preferred stock or other securities which may be purchased per each right;

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the extent to which the rights are transferable;

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the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

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any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

DESCRIPTION OF DEBT SECURITIES
The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness of Coterra, which we refer to as “debt securities.” We may issue debt securities in one or more series under the indenture (the “Indenture”), dated as of October 7, 2021, between us and U.S. Bank Trust Company, National Association (the “Trustee”), as successor in interest to U.S. Bank National Association as trustee. A copy of the Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this summary have the meanings given to them in the Indenture.
The provisions of the Indenture will generally be applicable to all of the debt securities. Selected provisions of the Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
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the title of the debt securities;

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the extent, if any, to which the debt securities are subordinated in right of payment to other indebtedness of Coterra;

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any limit on the aggregate principal amount of the debt securities;

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the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

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the date or dates on which the principal of the debt securities will be payable;

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the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

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the dates on which interest will be payable and the regular record dates for interest payment dates;

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the place or places where the principal of and any premium and interest on the debt securities will be payable;

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the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

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the denominations in which the debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

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any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

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whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

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whether the debt securities are to be issued under Rule 144A or Regulation S under the Securities Act and, in such case, any provisions unique to such issuance including any transfer restrictions or exchange and registration rights;

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the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for the common stock or other securities of Coterra or any other person;

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the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default;

•
the applicability to the debt securities of the provisions described in “— Defeasance” below; and

•
any other terms applicable to that series in accordance with the Indenture, which could be different from those described in this prospectus.

We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.
If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.
Unless otherwise indicated in an applicable prospectus supplement:
•
the debt securities will be issued only in fully registered form (without coupons) in denominations of $2,000 and any integral multiples of $1,000 in excess thereof; and

•
payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global (i.e., book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Book-Entry Procedures
Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which the Depository Trust Company (“DTC”) acts as a depositary. We have provided the following descriptions of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream or their respective participants directly to discuss these matters.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.
Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.
We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, the Trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
•
DTC notifies us that it is unwilling, unable or has ceased to be a clearing agency under the Exchange Act and we do not appoint another institution to act as depositary within 90 days; or

•
we notify the Trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indenture. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indenture.
We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the Indenture, DTC would authorize the participants holding the relevant beneficial interests to take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Investors may hold interests in the debt securities outside the U.S. through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Certain Covenants
Maintenance of Office or Agency
We will be required to maintain an office or agency in the Borough of Manhattan, City of New York, or, if different, in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.
Paying Agents
If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the Trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the Trustee, to promptly notify the Trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of (or premium, if any) or interest on any debt securities that remain unclaimed for two years after the principal (or premium, if any) or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.
Corporate Existence
We will be required to preserve and keep in full force and effect our corporate existence, charter rights, statutory rights, licenses and franchises; provided that the Company shall not be required to preserve any such right, license or franchise if the Company shall determine that such preservation is no longer desirable in the conduct of the business of the Company.
Compliance Certificate
The Company will be required to file annually with the Trustee a certificate signed by two of its officers, stating whether or not the officers know of any default by the Company in compliance with any provision of the Indenture.
Merger and Consolidation
The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets on a consolidated basis to, any Person, unless:
(1)
the resulting, surviving or transferee Person (the “Successor Company”) will be a company, corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the debt securities of any series and the Indenture; provided that if the Successor Company is not a corporation, a corporate wholly owned subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia shall become a co-issuer of such debt securities;

(2)
immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(3)
the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease, and such supplemental indenture (if any), comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For purposes of the foregoing, the sale, lease, conveyance, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of the Company, which properties and assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company on a consolidated basis.
The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the debt securities of any series.
Events of Default
The following are Events of Default under the Indenture with respect to debt securities of any series:
(1)
default in any payment of interest on any debt security of that series when due and the continuance of such default for a period of 30 days;

(2)
default in the payment of principal of or premium, if any, on any debt security of that series when due at its stated maturity or by declaration of acceleration, call for redemption or otherwise;

(3)
failure to make any sinking fund payment when and as due by the terms of any debt security of that series and the continuance of such default for a period of 60 days;

(4)
failure by the Company to perform or comply with any other covenant (other than a covenant or a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has been expressly included in the Indenture solely for the benefit of a series of debt securities other than that series) for a period of 90 days after written notice thereof has been given to us as provided in the Indenture;

(5)
specified events of bankruptcy, insolvency, or reorganization involving the Company; and

(6)
any other Event of Default provided with respect to debt securities of that series.

Pursuant to the Trust Indenture Act, the Trustee is required to give to the holders of the debt securities of that series notice of all defaults known to it within 90 days of the occurrence thereof, except that other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the Trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.
If an Event of Default described in clause (5) above occurs, the principal of, and accrued interest, if any, on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of, and accrued and unpaid interest, if any, on all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “— Amendments and Waivers” below.
Subject to the duty of the Trustee to act with the requisite standard of care during an Event of Default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the debt securities of any series unless:
(1)
such holder has previously given the Trustee notice of a continuing Event of Default with respect to the debt securities of that series;

(2)
holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the Trustee to pursue the remedy in respect of such Event of Default;

(3)
such holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the holders of a majority in principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.
Subordination
The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company of the principal of, premium, if any, on and interest on such subordinated debt securities.
Amendments and Waivers
Subject to certain exceptions, the Indenture and the debt securities of any series may be amended or supplemented with the consent of the holders of not less than a majority in principal amount of all of the debt securities at the time outstanding (voting as a single class) or, if the amendment or supplement affects the debt securities of fewer than all of such series of debt securities, by the holders of not less than a majority in principal amount of all such series affected by the amendment or supplement, with the debt securities of all the affected series voting together as a single class for this purpose (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of not less than a majority in principal amount of the debt securities at the time outstanding (voting as a single class) or, if the waiver of compliance with provisions affects the debt securities of fewer than all of such series of debt securities, by the holders of not less than a majority in principal amount of all such series affected by the waiver, with the debt securities of all the affected series voting together as a single class for this purpose (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities). In addition, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or any series for certain purposes as set forth in the Indenture.
However, without the consent of each holder of an outstanding debt security affected, no amendment, supplement or waiver may, among other things:
(1)
reduce the percentage in principal amount of debt securities of such series whose holders must consent to an amendment;

(2)
reduce the stated rate of or extend the stated time for payment of interest on any such debt security;

(3)
reduce the principal of or extend the Stated Maturity of any such debt security;

(4)
reduce the premium payable upon the redemption or repurchase of any such debt security or change the time at which any such debt security may be redeemed or repurchased pursuant to the Indenture or any supplemental indenture;

(5)
change the place or currency of payment of principal of, or premium, if any, or interest on any such debt security;

(6)
impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities; or
(7)
make any change in the amendment provisions which require each holder’s consent or in the waiver provisions for such securities.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when either:
(1)
all outstanding debt securities of that series have been authenticated and delivered (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)
all outstanding debt securities of that series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with such Trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(3)
the Company has paid or caused to be paid all sums payable by it with respect to the debt securities of that series under the Indenture; and

(4)
the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be.

In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.
Defeasance
The Company at any time may terminate all its obligations under the debt securities of any series and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of any series.
The Company may at any time terminate its obligations to comply with certain covenants described above under “— Certain Covenants” and certain covenants of any outstanding series of debt securities that may be contained in any applicable prospectus supplement, and we may omit to comply with such covenants without creating an Event of Default (“covenant defeasance”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
The applicable prospectus supplement will describe our ability to be released from any of our covenant obligations under the Indenture with respect to any series of debt securities.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the debt securities of any series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.
If the Company fails to comply with its remaining obligations under the Indenture with respect to the debt securities of any series following a covenant defeasance and such debt securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default; however, the Company will remain liable in respect of such payments.
Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the Trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed).
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The Indenture provides that no incorporator and no past, present or future stockholder, officer or director of the Company or any successor company, in their capacity as such, shall have any individual liability for any of our obligations under the debt securities or the Indenture.
Governing Law
The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee
The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any combination of common stock, preferred stock, debt securities, depositary shares and purchase contracts. Each warrant will entitle the holder to purchase for cash a number of securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.
Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in any applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.
Any applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:
•
the title of the warrants;

•
the aggregate number of warrants;

•
the price or prices at which the warrants will be issued;

•
the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;

•
the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•
the date, if any, on and after which the warrants and the related securities will be separately transferable;

•
the maximum or minimum number of warrants that may be exercised at any time;

•
the terms of any mandatory or optional redemption by us;

•
the identity of the warrant agent;

•
information with respect to book-entry procedures, if any;

•
if appropriate, a discussion of material United States federal income tax considerations; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES
Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us, who we will name in an applicable prospectus supplement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the preferred stock represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
The particular terms of the depositary shares offered by any prospectus supplement will be described in a prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.
We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts representing contracts obligating holders, subject to the terms of such purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our common stock, preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the purchase contracts may, subject to the terms of such purchase contracts, obligate us to purchase from holders, and obligate the holders to sell to us, a specified or varying number of common stock, preferred stock or other securities described in this prospectus. The price per unit of our common stock, preferred stock or other securities described in this prospectus and number of units may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts. We may issue the purchase contracts separately or as part of units, which we refer to as “purchase units,” consisting of a purchase contract and other securities or obligations issued by us or third parties, including government securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.
Any applicable prospectus supplement will describe the terms of any purchase contract or purchase units. The description in a prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units.

DESCRIPTION OF UNITS
We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, rights, debt securities, warrants, depositary shares and purchase contracts. We may evidence each series of units issued by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in a prospectus supplement.
If we offer any units, certain terms of that series of units will be described in a prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a description of the term of any unit agreement governing the units;

•
a description of the provisions for the payment, settlement, transfer or exchange of the units;

•
if appropriate, a discussion of material United States federal income tax considerations; and

•
any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities on a delayed or continuous basis in and outside the United States through the methods described below or through any other method permitted pursuant to applicable law, including through a combination of such methods.
A prospectus supplement, if required, will set forth any required information such as the terms of the offering and the method of distribution and will include the following information:
•
the name or names of any underwriters or agents;

•
the purchase price of the securities from us;

•
the net proceeds to us from the sale of the securities;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities offered in a prospectus supplement may be listed.

Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities may be subject to conditions, and the underwriters may in such event be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters may sell our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the New York Stock Exchange, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless stated otherwise in any applicable prospectus supplement, the sales agent with respect to any such at the market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. Any applicable prospectus supplement will include the amount of any compensation to be received by the sales agent.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in any applicable prospectus supplement and any related free writing prospectus. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. If required, we will include in any applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We also may sell the securities through agents we designate from time to time to solicit offers from purchasers to purchase the securities included in this prospectus or to sell such securities in ordinary brokerage transactions on our behalf. If required, a prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable by us to the agent. Unless stated otherwise in any applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in a prospectus supplement.
We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Delayed Delivery Contracts
We may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in a prospectus supplement. Such prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. The name of any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm will be included in a prospectus supplement, as required. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions then the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and will be identified in such applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in a prospectus supplement any required information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers.
We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Other than our common stock, which is listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in a prospectus supplement, if required.
LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters, dealers or agents will be advised about legal matters relating to any offering by their own legal counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
DeGolyer and MacNaughton, an independent petroleum engineering firm, prepared independent estimates of Coterra’s proved reserve estimates for properties comprising greater than 90% of the total future net revenue discounted at 10% attributable to the proved reserves estimates related to our properties and found that such estimates were reasonable in the aggregate. Estimated quantities of such oil and gas reserves and the net present value of such reserves have been incorporated by reference in this prospectus in reliance on the authority of said firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Our SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. You will also be able to obtain many of these documents, free of charge, from us by accessing our website at http://www.coterra.com under the “Investor Relations” link and then the “SEC Filings” link. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities we may offer.
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise specified in such current report) until the termination of the issuances under this prospectus. The documents we incorporate by reference include:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024;

•
our Current Reports on Form 8-K filed with the SEC on March 1, 2024, March 13, 2024, May 2, 2024 (but only the Form 8-K filed with respect to Items 5.07 and 9.01) and September 12, 2024;

•
our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on March 20, 2024, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed on January 24, 1990, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, together with any other amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this prospectus, at no cost, by writing or telephoning us at the following address:
Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
Attention: Investor Relations
Telephone: (281) 589-4600

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth expenses payable by Coterra in connection with the issuance and distribution of the securities being registered.
Registration fee	$	*
Trustee fees and expenses		†
Accounting fees and expenses		†
Legal fees and expenses		†
Printing fees and expenses		†
Rating agency fees and expenses		†
Miscellaneous		†
Total	$	†

*
Under SEC Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently estimable.

†
Estimated expenses are not currently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Coterra anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
Article VI of Coterra’s amended and restated bylaws provides for indemnification of Coterra’s directors and officers to the full extent permitted by law, as now in effect or later amended. Article VI of Coterra’s amended and restated bylaws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding shall be paid by Coterra upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by Coterra.
Additionally, Coterra’s amended and restated certificate of incorporation contains a provision eliminating the personal liability of Coterra’s directors and officers to Coterra or Coterra’s stockholders for monetary damages for breaches of the fiduciary duty of care as a director or officer. As a result, Coterra’s stockholders may be unable to recover monetary damages against directors and officers for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director or officer for breach of their duty of loyalty to Coterra or to Coterra’s stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for any transaction from which the director or officer receives an improper personal benefit, solely with respect to directors, under provisions relating to unlawful payments of dividends or unlawful stock repurchases or redemption and, solely with respect to officers, for any action by or in the right of Coterra.
In addition to the indemnification provisions in Coterra’s amended and restated certificate of incorporation and Coterra’s amended and restated bylaws, Coterra has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by Coterra for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of Coterra. Coterra has also entered into indemnity agreements with certain individual officers. These agreements generally provide such officers with a contractual right to indemnification to the full extent provided by applicable law and Coterra’s amended and restated bylaws as in effect at the respective dates of such agreements.
Coterra has placed in effect insurance which purports (1) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned bylaw provision or otherwise and (2) to insure Coterra’s officers and directors and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.
Item 16.   Exhibits.
The following documents are filed as exhibits to this registration statement:
EXHIBIT INDEX
Exhibit No.		Description
2.1**	—	Agreement and Plan of Merger, dated as of May 23, 2021, by and among Cabot Oil & Gas Corporation, Double C Merger Sub, Inc. and Cimarex Energy Co. (incorporated herein by reference to Exhibit 2.1 of Coterra’s Current Report on Form 8-K filed with the SEC on May 24, 2021).
2.2**	—	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 29, 2021, by and among Cabot Oil & Gas Corporation, Double C Merger Sub, Inc. and Cimarex Energy Co. (incorporated herein by reference to Annex A to the Joint Proxy Statement/Prospectus included in Coterra’s Registration Statement on Form S-4 (Reg. No. 333-257534) filed with the SEC on June 30, 2021).
3.1**	—	Amended and Restated Certificate of Incorporation of Coterra Energy Inc. (incorporated herein by reference to Exhibit 3.1 to Coterra’s Current Report on Form 8-K filed with the SEC on May 2, 2024).
3.2**	—	Amended and Restated Bylaws of Coterra Energy Inc. (incorporated herein by reference to Exhibit 3.2 of Coterra’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023).
4.1**	—
Form of Common Stock Certificate of Coterra Energy Inc. (incorporated herein by reference to Exhibit 4.3 of Coterra’s Registration Statement on Form S-8 (Reg. No. 333-260035) filed with the SEC October 5, 2021).

4.2**	—	Certificate of Designations to 8 1∕8% Series A Cumulative Perpetual Convertible Preferred Stock of Cimarex Energy Co. (incorporated herein by reference to Exhibit 4.3 of Coterra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021).

Exhibit No.		Description
4.3**	—	Amendment to Certificate of Designations to 8 1∕8% Series A Cumulative Perpetual Convertible Preferred Stock of Cimarex Energy Co. (incorporated herein by reference to Exhibit 4.4 of Coterra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021).
4.4**	—	Amendment to Certificate of Designations to 8 1∕8% Series A Cumulative Perpetual Convertible Preferred Stock of Cimarex Energy Co. (incorporated herein by reference to Exhibit 4.3 of Coterra’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022).
4.5**	—
Indenture, dated as of October 7, 2021, between Coterra Energy Inc. and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.1 to Coterra’s Current Report on Form 8-K filed with the SEC on October 7, 2021).

5.1	—	Opinion of Baker Botts L.L.P.
23.1	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
23.2	—	Consent of PricewaterhouseCoopers LLP.
23.3	—	Consent of DeGolyer and MacNaughton.
24.1	—	Powers of Attorney of directors and officers of Coterra Energy Inc. (included on the signature pages of the Registration Statement).
25.1	—	Statement of Eligibility of Trustee under the Senior Indenture on Form T-1.
107	—	Filing Fee Table.

*
We will file as an exhibit to a Current Report on Form 8-K (1) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (2) the instruments setting forth the terms of any securities, (3) any additional required opinions of our counsel with respect to the legality of the securities offered hereby or (4) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.

**
Incorporated by reference to the indicated filing.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which such prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   That portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Coterra certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 1, 2024.
COTERRA ENERGY INC.
By:
/s/ THOMAS E. JORDEN

Thomas E. Jorden
Chairman, Chief Executive Officer and President
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Thomas E. Jorden, Shannon E. Young, III, Todd M. Roemer, Adam M. Vela and Marcus G. Bolinder, as his or her true and lawful attorney or attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 1, 2024.
Signature	Title
/s/ THOMAS E. JORDEN Thomas E. Jorden	Chairman, Chief Executive Officer and President (Principal Executive Officer)
/s/ SHANNON E. YOUNG, III Shannon E. Young, III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ TODD M. ROEMER Todd M. Roemer	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ ROBERT S. BOSWELL Robert S. Boswell	Lead Independent Director
/s/ DOROTHY M. ABLES Dorothy M. Ables	Director
/s/ AMANDA M. BROCK Amanda M. Brock	Director
/s/ DAN. O. DINGES Dan O. Dinges	Director

Signature	Title
/s/ PAUL N. ECKLEY Paul N. Eckley	Director
/s/ HANS HELMERICH Hans Helmerich	Director
/s/ LISA A. STEWART Lisa A. Stewart	Director
/s/ FRANCES M. VALLEJO Frances M. Vallejo	Director
/s/ MARCUS A. WATTS Marcus A. Watts	Director